UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2013

Commission File Number: 000-50768

ACADIA Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation or organization)

06-1376651

(IRS Employer

Identification No.)

3911 Sorrento Valley Blvd, San Diego, California 92121

(Address of principal executive offices)

(858) 558-2871

(Registrant’s Telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 5, 2013, ACADIA Pharmaceuticals Inc. and HCP Torreyana, LLC entered into a lease (the “Lease”) with respect to the property located at 11085 Torreyana Road in San Diego, California (the “Property”). The Lease covers approximately 19,000 square feet of general office space in the Property and has an initial term of three years, with an option for an additional three-year term. The Lease has an anticipated commencement date of September 15, 2013 and an initial rental rate of $2.35 per square foot, with annual increases of 3.5% thereafter. The office space under the Lease will serve as ACADIA’s new corporate headquarters, replacing the Company’s current facilities in San Diego, California.

The Lease is filed as Exhibit 99.1 to this report and the description of the terms of the Lease is qualified in its entirety by reference to such exhibit.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Lease to 11085 Torreyana Road, dated June 5, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA Pharmaceuticals Inc.

Date: June 7, 2013	By:	/s/ Glenn F. Baity

		Name:	Glenn F. Baity
		Title:	Vice President & General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Lease to 11085 Torreyana Road, dated June 5, 2013